CONTACT:
                                                    CLIVE KABATZNIK
                                                    SILVERSTAR HOLDINGS
                                                    (561) 479-0040
                                                    CLIVE@SILVERSTARHOLDINGS.COM

                    STRATEGY FIRST SIGNS ON AS DISTRIBUTOR OF
                       "DISNEY'S ALADDIN CHESS ADVENTURES"

      TRANSACTION MARKS SIGNIFICANT BROADENING OF COMPANY'S TITLE PORTFOLIO

BOCA RATON, FL- JUNE 20, 2005 - Silverstar Holdings, Ltd.'s (Nasdaq:SSTR) wholly-owned subsidiary Strategy First, Inc., announced that it has signed a deal with worldwide developer and publisher Red Mile Entertainment, Inc. to distribute "Disney's Aladdin Chess Adventures", an educational strategy title that will appeal to both children and adults.

The term of the agreement is through the end of 2007 and in exchange for fixed royalties, provides Strategy First with worldwide publishing and distribution rights, with the exception of the former CSIS states. Additionally, Strategy First has a right of first refusal on sequels, modifications and versions of the program suitable for play on other platforms, such as PS-2, X-Box, etc.


"'Disney's Aladdin Chess Adventures' transports children to their favorite worlds, such as Agrabah, the Cave of Wonders, and the mysterious City in a Bottle. Along the way, they learn how to play chess with the help of their favorite characters, Aladdin, Jasmine, and Abu the monkey. With over 95 puzzles, speed trials and mini games, children learn to master the timeless game of chess and learn strategic critical thinking and decision making skills in a fun filled interactive journey through Aladdin's magical world.


"We are very excited to be working with Strategy First on "DISNEY'S ALADDIN CHESS ADVENTURES", as they are a premier provider of top quality strategy games," said Chester Aldridge, CEO of Red Mile Entertainment. "This title will offer Strategy First an opportunity to diversify their fan base and to potentially have some fun with their current customers," concluded Aldridge.

"`DISNEY'S ALADDIN CHESS ADVENTURES' is a game for all ages. Its unique style and approach to teaching a timeless classic game makes it fun and educational," said Jay Podilchuk, the Producer at Strategy First. "It is a great way to introduce the game of chess to children, and will even help adults polish up any forgotten skills!"

"We are delighted to have secured the rights to distribute "Disney's Aladdin Chess Adventures". The association with one of the world's leading media brands proves that Strategy First has returned to the forefront of international game publishers. 'Disney's Aladdin Chess Adventures', which should be available to the public within the next 120 days, is the first major, general interest title that Strategy has secured and marks a further step towards broadening the marketplace for Strategy's offerings," said Clive Kabatznik, CEO of Silverstar.


ABOUT STRATEGY FIRST

Strategy First, Inc. is a leading developer and worldwide publisher of entertainment software for the PC. Founded in 1990, the company has grown rapidly, publishing major games in the industry and simultaneously developing its own in-house titles such as "O.R.B." and "Disciples II". After winning numerous awards for games such as "Disciples: Sacred Lands", "Kohan: Immortal Sovereigns", "Steel Beasts", " Galactic Civilizations", and "Jagged Alliance", Strategy First continues to push the gaming envelope with its own groundbreaking titles, while maintaining its reputation as a unique alternative for independent developers seeking to market their games to a worldwide audience. www.strategyfirst.com .
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ABOUT RED MILE ENTERTAINMENT
Red Mile Entertainment, Inc. is a worldwide developer and publisher of interactive entertainment software. Headquartered in Sausalito, California, the company licenses premier intellectual properties and develops products for every major video game platform. Red Mile is managed by a team that has helped to build some of the most successful interactive entertainment companies over the past 20 years. More information about Red Mile and its products may be found at www.redmileentertainment.com.
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ABOUT SILVERSTAR HOLDINGS
Silverstar Holdings Ltd. is a publicly traded company, focusing on acquiring controlling positions in high growth fee-based electronic game businesses that stand to benefit from the economies of scale generated by Internet and other technology related platforms. It currently owns Fantasy Sports, Inc., a dominant provider of fee based NASCAR related and other fantasy sports games, Strategy First Inc., a leading developer and worldwide publisher of entertainment software for the PC, as well as a stake in Magnolia Broadband, a fab-less semiconductor company and innovator of radio frequency (RF) solutions for the cellular industry. www.silverstarholdings.com
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The statements which are not historical facts contained in this press release are forward looking statements that involve certain risks and uncertainties, including but not limited to risks associated with the uncertainty of future financial results, additional financing requirements, development of new products, regulatory approval processes, the impact of competitive products or pricing, technological changes, the effect of economic conditions and other uncertainties detailed in the company's filings with the Securities and Exchange Commission.

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